EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of T. Rowe Price Group, Inc., a Maryland corporation, constitute and appoint James A.C. Kennedy, Kenneth V. Moreland, Jessica M. Hiebler and Barbara A. Van Horn, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned in their respective names as directors and officers of T. Rowe Price Group, Inc., its Registration Statement on Form S-8, any amendment (including post-effective amendments) or supplement thereto, and any Post-Effective Amendments to Registration Statements on Form S-8, relating to the offer and sale of common stock of T. Rowe Price Group, Inc. pursuant to the 2012 Long-Term Incentive Plan, its Registration Statement on Form S-8, any amendment (including post-effective amendments) or supplement thereto, and to sign for the undersigned in their respective names as directors of T. Rowe Price Group, Inc., Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 for the 1990 Plan (file no. 33-37573), Post-Effective Amendment No. 5 to the Registration Statement on Form S-8 for the 1993 Plan (file no. 33-72568), Post-Effective Amendment No. 5 to the Registration Statement on Form S-8 for the 1996 Plan (333-20333), Post-Effective Amendments No. 2 to the Registration Statements on Form S-8 for the 2001 Plan (file nos. 333-59714 and 333-120883), and Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 for the 2004 Plan (file nos. 333-120882 and 333-167317) to reflect the carry forward of shares registered thereunder to this Registration Statement, to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

Chief Executive Officer, President and Director
/s/ James A.C. Kennedy	(Principal Executive Officer)	April 17, 2012
James A.C. Kennedy

Vice President and Chief Financial Officer
/s/ Kenneth V. Moreland	(Principal Financial Officer)	April 17, 2012
Kenneth V. Moreland

Vice President
/s/ Jessica M. Hiebler	(Principal Accounting Officer)	April 17, 2012
Jessica M. Hiebler

/s/ Edward C. Bernard	Director	April 17, 2012
Edward C. Bernard

/s/ James T. Brady	Director	April 17, 2012
James T. Brady

/s/ J. Alfred Broaddus, Jr.	Director	April 17, 2012
J. Alfred Broaddus, Jr.

/s/ Donald B. Hebb, Jr.	Director	April 17, 2012
Donald B. Hebb, Jr.

/s/ Robert F. MacLellan	Director	April 17, 2012
Robert F. MacLellan

/s/ Brian C. Rogers	Director	April 17, 2012
Brian C. Rogers

/s/ Dr. Alfred Sommer	Director	April 17, 2012
Dr. Alfred Sommer

/s/ Dwight S. Taylor	Director	April 17, 2012
Dwight S. Taylor

/s/ Anne Marie Whittemore	Director	April 17, 2012
Anne Marie Whittemore